UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2016
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Oakridge Global Energy Solutions Inc.
(Exact name of registrant as specified in its charter)
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Colorado	000-50032	94-3431032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3520 Dixie Highway, Palm Bay, FL  32905
 (Address of principal executive offices) (Zip Code)

(321) 610-7959
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2016 Oakridge Global Solutions, Inc., (the "Company") announced that Ms. Tami Tharp would replace Mr. David Phillips who resigned on July 18, 2016 as the Company's Chief Financial Officer. Ms. Tharp, age 57, has over 20 years of experience serving private and public companies in various sectors. Ms. Tharp previously held the position of Chief Financial Officer with the Company from July 1, 2015 through October 6, 2015. Prior to joining Oakridge, Ms. Tharp served as: Controller of Capital Services at Florida Inc., from 2013-2015; Controller at Convention Planning Services, LLC, from 2010-2013; Chief Financial Officer at DataMetric Corporation, from 2007-2009; and Chief Financial Officer at BP International, Inc, from 2005-2006.

Ms. Tharp graduated with her BS in Accounting from the University of Texas-Dallas and is a Certified Public Accountant.

Family Relationships

No family relationship exists between any recently appointed director or executive officer of the Company or any person contemplated to become such.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakridge Global Energy Solutions Inc.

Date: July 21, 2016	By:	/s/ Stephen Barber
	Name:	Stephen Barber
	Title:	Chief Executive Officer